Exhibit 5

Faegre Baker Daniels LLP

600 East 96th  Street  Suite 600

Indianapolis  Indiana 46240-3789

Phone +1 317 569 9600

Fax +1 317 569 4800

August 21, 2015

WP Glimcher Inc.

180 East Broad Street

Columbus, Ohio 43215

Ladies and Gentlemen:

We have acted as counsel to WP Glimcher Inc., an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Registration Statement relates to (1) the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities of the Company: (i) shares of common stock, par value $0.0001 per share (“Common Stock”); (ii) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), in one or more classes or series; (iii) depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”); and (iv) warrants to purchase Common Stock or Preferred Stock (collectively, “Warrants”); and (2) the sale from time to time, pursuant to Rule 415, of shares of Common Stock by limited partners of Washington Prime Group, L.P. (the “Operating Partnership”) who exchange their units of partnership interest for shares of Common Stock (“Secondary Shares”). The Common Stock, Preferred Stock, Depositary Shares and Warrants are collectively referred to herein as “Offered Securities.”

Any Depositary Shares are to be issued pursuant to a deposit agreement (including a form of depositary receipt evidencing the Depositary Shares) (the “Deposit Agreement”), to be dated on or about the date of the first issuance of Depositary Shares thereunder, by and between the Company and a financial institution identified therein as the depositary (the “Depositary”), which Deposit Agreement will be filed as an exhibit to the Registration Statement. Any Warrants are to be issued pursuant to a warrant agreement (including a form of certificate evidencing the

Warrants) (the “Warrant Agreement”), to be dated on or about the date of the first issuance of Warrants thereunder, by and between the Company and a financial institution identified therein as the warrant agent (the “Warrant Agent”), which Warrant Agreement will be filed as an exhibit to the Registration Statement.

As counsel for the Company, we are familiar with the Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) of the Company, and the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”), each as amended to the date hereof, and we have reviewed (i) the Registration Statement and (ii) the proceedings taken by the Company in connection with the authorization of the Offered Securities. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company, and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate.  As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

In rendering the opinions set forth below relating to the future issuance of Common Stock or Preferred Stock, we have assumed that, at the time of issuance (a) the Articles of Incorporation, Bylaws and applicable law will not have changed or been amended after the date hereof so as to affect the validity of such issuance, and (b) there will be sufficient shares of Common Stock and Preferred Stock authorized under the Articles of Incorporation (as then in effect) and not otherwise outstanding or reserved for issuance.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the shares of Common Stock, including shares of Common Stock issued upon conversion of Preferred Stock or upon the exercise or otherwise upon the fulfillment of Warrants, but excluding Secondary Shares (“Offered Common Stock”), when (i) a prospectus supplement and any other offering material with respect to the Offered Common Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of Offered Common Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Offered Common Stock has been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor, upon conversion in accordance with the terms of Preferred Stock, or upon the exercise or otherwise upon the fulfillment of Warrants, as the case may be, in accordance with such corporate action and (v) unless issued without certificates, certificates representing the Offered Common Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof against payment therefor, or to the persons entitled thereto in accordance with the terms of Preferred Stock or Warrants, as the case may be, then, upon the happening of such events, such Offered Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the shares of any series of Preferred Stock, including shares of Preferred Stock issued upon fulfilment of Depositary Shares or upon the exercise or otherwise upon the fulfillment of Warrants, when (i) a prospectus supplement and any other offering material with respect to Preferred Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of articles of amendment relating thereto with the Secretary of State of the State of Indiana, (iii) such articles of amendment have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Indiana, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (v) the Preferred Stock with terms so fixed has been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor, upon the fulfillment of Depositary Shares or upon the exercise or otherwise upon the fulfillment of Warrants, as the case may be, in accordance with such corporate action, and (vi) unless issued without certificates, certificates representing the Preferred Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof against payment therefor, or to the persons entitled thereto in accordance with the terms of Depositary Shares or Warrants, as the case may be, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any offering of Depositary Shares, when (i) a prospectus supplement and any other offering material with respect to Depositary Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Deposit Agreement (including a form of certificate evidencing Depositary Shares) and the issuance of the underlying Preferred Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Deposit Agreement has been duly executed and delivered by the Company and the Depositary, and (v) the Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company and the Depositary against payment of the agreed-upon consideration in the manner provided for in the applicable

Deposit Agreement and such corporate action, then, upon the happening of such events, such Depositary Shares will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to any series of Warrants, when (i) a prospectus supplement and any other offering material with respect to Warrants have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing Warrants) and the issuance of the Warrants and the underlying shares of Common Stock or Preferred Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, and (v) the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5. With respect to any Secondary Shares, when (i) a prospectus supplement and any other offering material with respect to the Secondary Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of Secondary Shares to limited partners of the Operating Partnership who have exercised their rights to exchange their units of partnership interest in the Operating Partnership for the Secondary Shares, (iii) the Secondary Shares have been duly issued and delivered by the Company in exchange for units of partnership interest in accordance with the terms of the Partnership Agreement, and (iv) unless issued without certificates, certificates representing the Secondary Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the persons entitled thereto in accordance with the terms of the Partnership Agreement, then, upon the happening of such events, such Secondary Shares will be validly issued, fully paid and nonassessable.

The opinions set forth in paragraphs 3 and 4 above are subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the discretion of the court before which any proceeding therefor may be brought.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, in each case subject to the limitations and assumptions contained herein, the laws of the State of Indiana.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Janelle Blankenship
Janelle Blankenship, Partner